Exhibit 10.6

LIVONGO HEALTH, INC.

AMENDED AND RESTATED

2008 STOCK INCENTIVE PLAN

Effective November 1, 2008

As Amended and Restated July 11, 2019

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LIVONGO HEALTH, INC.

AMENDED AND RESTATED 2008 STOCK INCENTIVE PLAN

SECTION 1

ESTABLISHMENT; PURPOSE AND TERM OF PLAN

1.1 Establishment

The Livongo Health, Inc. Amended and Restated 2008 Stock Incentive Plan (the “Plan”) is hereby established and adopted by the Board effective as of November 1, 2008 (the “Effective Date”).

1.2 Purpose

The purpose of the Plan is to advance the interests of the Company and its stockholders by providing an incentive to attract, retain and reward persons performing services for the Company and by motivating such persons to contribute to the growth and profitability of the Company.

1.3 Term of Plan

The Plan shall continue in effect until the earlier of its termination by the Board or the date on which all of the shares of Stock available for issuance under the Plan have been issued and all restrictions on such shares under the terms of the Plan and the agreements evidencing Awards granted under the Plan have lapsed. However, all Awards shall be granted, if at all, on or before the date which is ten (10) years from Effective Date.

SECTION 2

DEFINITIONS AND CONSTRUCTION

2.1 Definitions

Whenever used herein, the following terms shall have their respective meanings set forth below:

(a) “Affiliate” means, with respect to any Person, any other Person that, directly or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with, another Person. The term “control” includes, without limitation, the possession, directly or indirectly, of the power to direct the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

(b) “Award” shall mean a grant of an Option, Restricted Stock or Other Stock-Based Award to a Participant under this Plan.

(c) “Authorized Shares” shall have the meaning set forth in Section 15 hereto.

(d) “Award Agreement” means a written agreement between the Company and a Participant setting forth the terms, conditions and restrictions of the Award granted to the Participant and any shares acquired upon the exercise thereof. The Award Agreement consists of the Award Agreement and the Notice of Grant of an Award incorporated therein by reference, or such other form or forms as the Committee may approve from time to time.

(e) “Board” means the Board of Directors of the Company.

(f) “Cause” shall mean, unless otherwise specifically defined in a Participant’s Award Agreement, any of the following: (1) the Participant’s theft or falsification of any Company or Affiliate documents or records or property; (2) the Participant’s improper use or disclosure of the Company’s or an Affiliate’s confidential or proprietary information; (3) any action by the Participant which has a material detrimental effect on the Company’s or an Affiliate’s reputation or business as determined by the Committee; (4) the Participant’s material failure or inability to perform any reasonable assigned duties after written notice from the Company or Affiliate of, and Participant’s failure or inability to cure within ten (10) business days, such failure or inability; (5) any material breach by the Participant of any employment or service agreement between the Participant and the Company or Affiliate, if applicable, which breach is not cured pursuant to the terms of such agreement, if applicable; or (6) the Participant’s conviction (including any plea of guilty or nolo contendere) of any criminal act which impairs the Participant’s ability to perform his or her duties with the Company or Affiliate or (7) a material breach by the Participant of the policies and procedures of the Company or an Affiliate.

(g) A “Change in Control” shall mean any of the following events occurring after an Initial Public Offering of the Stock:

(i) any Person (other than the Company, any trustee or other fiduciary holding securities under any employee benefit plan of the Company, any company owned, directly or indirectly, by the stockholders of the Company or any Affiliate of the Company immediately prior to the occurrence with respect to which the evaluation is being made in substantially the same proportions as their ownership of the common stock of the Company) acquires securities of the Company and immediately thereafter is the beneficial owner (except that a Person shall be deemed to be the beneficial owner of all shares that any such Person has the right to acquire pursuant to any agreement or arrangement or upon exercise of conversion rights, warrants or options or otherwise, without regard to the sixty (60)-day period referred to in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 30% or more of the combined voting power of the Company’s then outstanding securities;

(ii) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board, and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in clause (i), (iii), or (iv) of this paragraph) whose election by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least a majority of the directors then still in office who either were directors at the beginning of the two-year period or whose election or nomination for election was previously so approved but excluding for this purpose any such new director whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of an individual, corporation, partnership, group, associate or other entity or Person other than the Board, cease for any reason to constitute at least a majority of the Board;

(iii) the consummation of a merger or consolidation of the Company with any other entity, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving or resulting entity) more than 50% of the combined voting power of the surviving or resulting entity outstanding immediately after such merger or consolidation;

(iv) the stockholders of the Company approve a plan or agreement for the sale or disposition of all or substantially all of the consolidated assets of the Company (other than such a sale or disposition immediately after which such assets will be owned directly or indirectly by the stockholders of the Company, in substantially the same proportions as their ownership of the common stock of the Company immediately prior to such sale or disposition) in which case the Board shall determine the effective date of the Change in Control resulting therefrom; or

(v) any other event occurs which the Board determines, in its discretion, would materially alter the structure of the Company or its ownership. Unless otherwise determined by the Board in its sole discretion, an initial public offering shall not constitute a Change in Control.

(h) “Code” means the Internal Revenue Code of 1986, as amended, and any applicable regulations promulgated thereunder.

(i) “Committee” means the Board or, if so appointed by the Board, the compensation committee of the Board or other committee of the Board duly appointed to administer the Plan.

(j) “Company” means Livongo Health, Inc., a Delaware corporation, or any successor corporation thereto.

(k) “Consultant” means an individual who is a natural person engaged to provide consulting or advisory services (other than as an Employee or a Director) to the Company or its Affiliates, provided that the identity of such person, the nature of such services or the entity to which such services are provided are not in connection with the offer or sale of securities in a capital raising transaction, and do not directly or indirectly promote or maintain a market for the Company’s securities or would not preclude the Company from offering or selling securities to such person pursuant to the Plan in reliance on either the exemption from registration provided by Rule 701 under the Securities Act or, if the Company is required to file reports pursuant to Section 13 or 15(d) of the Exchange Act, registration on a Form S-8 Registration Statement under the Securities Act.

(l) “Director” means a member of the Board or of the board of directors of any other Company or any of the Company’s Affiliates.

(m) “Disability” means, unless otherwise specifically defined in the Participant’s Award Agreement, a Participant’s inability, due to physical or mental incapacity, to substantially perform his duties and responsibilities for a period of ninety (90) days during any twelve-month period as determined by the Company. The Participant agrees to submit to any examination that is necessary for a determination of Disability and agrees to provide any information necessary for a determination of Disability, including any information that is protected by the Health Insurance Portability and Accountability Act.

(n) “Effective Date” shall have the meaning set forth in Section 1.1 hereto.

(o) “Employee” means any person treated as an employee (including a Director who is also treated as an employee) of the Company on the records of the Company or of any of the Company’s Affiliates on the records of such Affiliate and, with respect to any Incentive Stock Option granted to such person, who is an employee of the Company or a parent or a Subsidiary of the Company for purposes of Sections 422, 424 and 3401(c) of the Code; provided, however, that neither service as a Director nor payment of a director’s fee shall be sufficient to constitute employment for purposes of the Plan. The Company shall determine in good faith and in the exercise of its discretion whether an individual has become or has ceased to be an Employee and the effective date of such individual’s employment or termination of employment, as the case may be. For purposes of an individual’s rights, if any, under the Plan as of the time of the Company’s determination, all such determinations by the Company shall be final, binding and conclusive, notwithstanding that the Company, the Board, the Committee or any court of law or governmental agency subsequently makes a contrary determination.

(p) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(q) “Exchange Program” means a program under which (i) outstanding Awards are surrendered or cancelled in exchange for awards of the same type (which may have higher or lower exercise prices and different terms), awards of a different type, and/or cash, (ii) Participants would have the opportunity to transfer any outstanding Awards to a financial institution or other person or entity selected by the Committee, and/or (iii) the exercise price of an outstanding Award is increased or reduced. The Committee will determine the terms and conditions of any Exchange Program in its sole discretion.

(r) “Fair Market Value” means, as of any date, the value of a share of Stock or other property as determined by the Committee, in its discretion, or by the Company, in its discretion, if such determination is expressly allocated to the Company herein, subject to the following:

(i) If, on such date, the Stock is listed on a national or regional securities exchange or market system, or listed or traded on the Nasdaq National Market, The Nasdaq SmallCap Market or such other national or regional securities exchange or market system constituting the primary market for the Stock, the Fair Market Value of a share of Stock shall be the closing sale price of a share of Stock (or the mean of the closing bid and asked prices of a share of Stock if the Stock is so quoted instead) on the determination date, as quoted on such exchange and as reported in The Wall Street Journal or such other source as the Committee deems reliable.

(ii) If, on such date, the Stock is not listed on a national or regional securities exchange or market system, the Fair Market Value of a share of Stock shall be as determined by the Committee in its discretion exercised in good faith without regard to any restriction other than a restriction which, by its terms, will never lapse and in accordance with Code Section 409A, if applicable.

(s) “Incentive Stock Option” means an Option intended to be (as set forth in the Award Agreement) and which qualifies as an incentive stock option within the meaning of Section 422(b) of the Code.

(t) “Insider” means an Officer, a Director or other person whose transactions in Stock are subject to Section 16 of the Exchange Act.

(u) “Initial Public Offering” means an initial public offering of the Company’s Stock.

(v) “Nonstatutory Stock Option” means an Option not intended to be (as set forth in the Award Agreement) or which does not qualify as an Incentive Stock Option.

(w) “Notice of Grant of an Award” means the Notice of Grant of an Award executed by the Company and the Participant on the date of the Award Grant.

(x) “Officer” means any person designated by the Board as an officer of the Company.

(y) “Option” means a right to purchase Stock pursuant to the terms and conditions of the Plan. An Option may be either an Incentive Stock Option or a Nonstatutory Stock Option.

(z) “Participant” means a person who has been granted one or more Awards hereunder.

(aa) “Option Expiration Date” shall have the meaning set forth in Section 6.4(a)(i) hereto.

(bb) “Other Stock-Based Awards” shall mean Awards described in Section 8.

(cc) “Person” means any partnership, corporation, limited liability company, group, trust or other legal entity.

(dd) “Plan” shall have the meaning set forth in Section 1.1 hereto.

(ee) “Restricted Stock” shall mean an Award granted to a Participant pursuant to Section 7 hereof.

(ff) “Restriction Period” means the period of time determined by the Committee and set forth in the Award Agreement during which the transfer of Restricted Stock by the Participant is restricted.

(gg) “Rule 16b-3” means Rule 16b-3 under the Exchange Act, as amended from time to time, or any successor rule or regulation.

(hh) “Securities Act” means the Securities Act of 1933, as amended.

(ii) “Service” means a Participant’s employment or service with the Company or any of its Affiliates, whether in the capacity of an Employee, a Director or a Consultant. A Participant’s Service shall not be deemed to have terminated merely because of a change in the capacity in which the Participant renders Service to the Company or Affiliate (or in the case of an Incentive Stock Option the parent or Subsidiary of the Company) or a change in the Company or Affiliate (or in the case of an Incentive Stock Option the parent or Subsidiary of the Company) for which the Participant renders such Service, provided that there is no interruption or termination of the Participant’s Service. Furthermore, an Participant’s Service with the Company or an Affiliate (or in the case of an Incentive Stock Option the parent or Subsidiary of the Company) shall not be deemed to have terminated if the Participant takes any military leave, temporary illness leave, authorized vacation or other bona fide leave of absence; provided, however, that if any such leave exceeds three (3) months, the Participant’s Service shall be deemed to have terminated unless the Participant’s right to return to Service with the Company is provided by either statute or contract. Notwithstanding the foregoing, unless otherwise designated by the Company or provided by statute or contract, a leave of absence shall not be treated as Service. The Participant’s Service shall be deemed to have terminated either upon an actual termination of Service or upon the company for which the Participant performs Service ceasing to be the Company or an Affiliate ((or in the case of an Incentive Stock Option the parent or Subsidiary of the Company). Subject to the foregoing, the Company, in its discretion, shall determine whether the Participant’s Service has terminated and the effective date of such termination.

(jj) “Stock” means the common stock of the Company, par value $0.01 per share, as adjusted from time to time in accordance with Section 4.2 hereto.

(kk) “Subsidiary” means any corporation (whether now or hereafter existing) which constitutes a “subsidiary” of the Company, as defined in Section 424(f) of the Code.

(ll) “Ten Percent Owner Participant” means an Participant who, at the time an Option is granted to the Participant, owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or parent or Subsidiary within the meaning of Section 422(b)(6) of the Code.

2.2 Construction.

Captions and titles contained herein are for convenience only and shall not affect the meaning or interpretation of any provision of the Plan. Except when otherwise indicated by the context, the singular shall include the plural and the plural shall include the singular. Words of the masculine gender shall include the feminine and neuter, and vice versa. Use of the term “or” is not intended to be exclusive, unless the context clearly requires otherwise. Section headings as used herein are inserted solely for convenience and reference and do not constitute any part of the interpretation or construction of the Plan.

SECTION 3

ADMINISTRATION

3.1 Administration by the Committee

The Plan shall be administered by a Committee. All questions of interpretation of the Plan, construction of its terms or of any Award shall be determined by the Committee, and such determinations shall be final and binding upon all persons having an interest in the Plan or such Award.

3.2 Authority of Officers

Any Officer shall have the authority to act on behalf of the Company with respect to any matter, right, obligation, determination or election which is the responsibility of or which is allocated to the Company herein, provided the Officer has apparent authority with respect to such matter, right, obligation, determination or election.

3.3 Powers of the Committee

In addition to any other powers set forth in the Plan and subject to the provisions of the Plan, the Committee shall have the full and final power and authority, in its discretion:

(a) to determine the persons to whom, and the time or times at which, Awards shall be granted and the number of shares of Stock to be subject to each Award;

(b) to designate Awards as Restricted Stock or Options and to designate Options as Incentive Stock Options or Nonstatutory Stock Options;

(c) to determine the Fair Market Value of shares of Stock or other property;

(d) to determine the terms, conditions and restrictions applicable to each Award (which need not be identical) and any shares acquired upon the exercise and/or vesting thereof, including, without limitation, (i) the exercise price of the Option, (ii) the method of payment for shares purchased upon the exercise and/or vesting of an Award, (iii) the method for satisfaction of any tax withholding obligation arising in connection with the Award or such shares, including by the withholding or delivery of shares of Stock, (iv) the timing, terms and conditions, including but not limited to performance goals, of the exercisability of the Award or the vesting of any shares of Stock, (v) the time of the expiration of the Award, (vi) the effect of the Participant’s termination of Service with the Company on any of the foregoing, and (vii) all other terms, conditions and restrictions applicable to the Award or such shares not inconsistent with the terms of the Plan;

(e) to approve one or more forms of the Award Agreement;

(f) to amend, modify, extend, cancel, or renew any Award or to waive any restrictions or conditions applicable to any Award or any shares acquired upon the exercise thereof; provided, however, that no such amendment, modification, extension or cancellation shall adversely affect a Participant’s Award without a Participant’s consent;

(g) to accelerate, continue, extend or defer the exercisability and/or vesting of any Award, including with respect to the period following an Participant’s termination of Service with the Company;

(h) to prescribe, amend or rescind rules, guidelines and policies relating to the Plan, or to adopt supplements to, or alternative versions of, the Plan, including, without limitation, as the Committee deems necessary or desirable to comply with the laws of, or to accommodate the tax policy or custom of, foreign jurisdictions whose citizens may be granted Awards;

(i) to institute and determine the terms and conditions of an Exchange Program; and

(j) to correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award Agreement and to make all other determinations and take such other actions with respect to the Plan or any Award as the Committee may deem advisable to the extent not inconsistent with the provisions of the Plan or applicable law.

3.4 Administration with Respect to Insiders

With respect to participation by Insiders in the Plan, at any time that any class of equity security of the Company is registered pursuant to Section 12 of the Exchange Act, the Plan shall be administered in compliance with the requirements, if any, of Rule 16b-3 and all other applicable laws including any required blackout periods. At any time the Company is required to comply with Securities Regulation BTR, all transactions under this Plan respecting the Company’s securities shall comply with Securities Regulation BTR and the Company’s insider trading policies, as revised from time to time, or such other similar Company policies, including but not limited to policies relating to blackout periods. Any ambiguities or inconsistencies in the construction of an Award shall be interpreted to give effect to such limitation. To the extent any provision of the Plan or Award Agreement or action by the Committee or Company fails to so comply, such provision or action shall be deemed null and void to the extent permitted by law and deemed advisable by the Committee in its discretion.

3.5 Indemnification

EACH PERSON WHO IS OR WAS A MEMBER OF THE BOARD OR THE COMMITTEE SHALL BE INDEMNIFIED BY THE COMPANY AGAINST AND FROM ANY DAMAGE, LOSS, LIABILITY, COST AND EXPENSE THAT MAY BE IMPOSED UPON OR REASONABLY INCURRED BY HIM IN CONNECTION WITH OR RESULTING FROM ANY CLAIM, ACTION, SUIT, OR PROCEEDING TO WHICH HE MAY BE A PARTY OR IN WHICH HE MAY BE INVOLVED BY REASON OF ANY ACTION TAKEN OR FAILURE TO ACT UNDER THE PLAN (INCLUDING SUCH INDEMNIFICATION FOR A PERSON’S OWN, SOLE, CONCURRENT OR JOINT NEGLIGENCE OR STRICT LIABILITY), EXCEPT FOR ANY SUCH ACT OR OMISSION CONSTITUTING WILLFUL OR INTENTIONAL MISCONDUCT, FRAUD OR GROSS NEGLIGENCE. SUCH PERSON SHALL BE INDEMNIFIED BY THE COMPANY FOR ALL AMOUNTS PAID BY HIM IN SETTLEMENT THEREOF, WITH THE COMPANY’S APPROVAL, OR PAID BY HIM IN SATISFACTION OF ANY JUDGMENT IN ANY SUCH ACTION, SUIT, OR PROCEEDING AGAINST HIM, PROVIDED HE SHALL GIVE THE COMPANY AN OPPORTUNITY, AT ITS OWN EXPENSE, TO HANDLE AND DEFEND THE SAME BEFORE HE UNDERTAKES TO HANDLE AND DEFEND IT ON HIS OWN BEHALF. THE FOREGOING RIGHT OF INDEMNIFICATION SHALL NOT BE EXCLUSIVE OF ANY OTHER RIGHTS OF INDEMNIFICATION TO WHICH SUCH PERSONS MAY BE ENTITLED UNDER THE COMPANY’S ARTICLES OF INCORPORATION OR BYLAWS, AS A MATTER OF LAW, OR OTHERWISE, OR ANY POWER THAT THE COMPANY MAY HAVE TO INDEMNIFY THEM OR HOLD THEM HARMLESS.

SECTION 4

SHARES SUBJECT TO PLAN

4.1 Maximum Number of Shares Issuable

Subject to adjustment as provided in Section 4.2, the maximum aggregate number of shares of Stock that may be issued under the Plan shall be 5,668,977 (or, on and after June 27, 2019, on a post-split basis, 2,834,488)and shall consist of authorized but unissued or reacquired shares of Stock or any combination thereof. The maximum aggregate number of such shares of Stock authorized for issuance in the foregoing sentence may be issued through Incentive Stock Options under the Plan. The maximum amount may also be issued as Nonstatutory Stock Options or as Restricted Stock. Shares of Stock of an outstanding Award that for any reason expires or is terminated, forfeited or canceled or withheld for tax withholding or settled in a manner that all or some of the shares of Stock covered by an Award are not issued to an Participant, or surrendered pursuant to an Exchange Program shall again be available for issuance under the Plan.

4.2 Adjustments for Changes in Capital Structure

In the event of any stock dividend, stock split, reverse stock split, recapitalization, combination, reclassification or similar change in the capital structure of the Company, appropriate adjustments shall be made in the number and class of shares subject to the Plan and to any outstanding Awards and in the exercise price per share of any outstanding Awards and with respect to Options, if applicable, in accordance with Code Sections 424 and 409A. If a majority of the shares which are of the same class as the shares that are subject to outstanding Awards are exchanged for, converted into, or otherwise become (whether or not pursuant to a change in control) shares of another company (the “New Shares”), the Committee may, in its sole discretion, unilaterally amend the outstanding Awards to provide that such Awards are exercisable for New Shares. In the event of any such amendment, the number of shares subject to, and the exercise price per share of, the outstanding Awards shall be adjusted in a fair and equitable manner as determined by the Committee, in its discretion, and with respect to Options in accordance with Code Sections 424 and 409A and the regulations thereunder. Notwithstanding the foregoing, any fractional share resulting from an adjustment pursuant to this Section 4.2 shall be rounded down to the nearest whole number, and in no event may the exercise price of any Award be decreased to an amount less than the par value, if any, of the stock subject to the Award. The adjustments determined by the Committee pursuant to this Section 4.2 shall be final, binding and conclusive.

SECTION 5

ELIGIBILITY AND AWARD LIMITATIONS

5.1 Persons Eligible for Awards

Awards may be granted only to Employees, Consultants, and Directors. For purposes of the foregoing sentence, “Employees,” “Consultants,” and “Directors” shall include prospective Employees, prospective Consultants and prospective Directors to whom Awards are granted in connection with written offers of employment or other service relationships with the Company. Eligible persons may be granted more than one (1) Award. Eligibility in accordance with this Section shall not entitle any person to be granted an Award, or, having been granted an Award, to be granted an additional Award.

5.2 Award Agreements

Each Participant to whom an Award is granted shall be required to enter into an Award Agreement with the Company, in such a form as is provided by the Committee. The Award Agreement shall contain specific terms as determined by the Committee, in its discretion, with respect to the Participant’s particular Award. Such terms need not be uniform among all Participants or any similarly situated Participants. The Award Agreement may include, without limitation, vesting, forfeiture and other provisions particular to the particular Participant’s Award, as well as, for example, provisions to the effect that the Participant (i) shall not disclose any confidential information acquired during Employment with the Company, (ii) shall abide by all the terms and conditions of the Plan and such other terms and conditions as may be imposed by the Committee, (iii) shall not interfere with the employment or other Service of any

Employee, (iv) shall not compete with the Company or become involved in a conflict of interest with the interests of the Company, (v) shall forfeit an Award if terminated for Cause, (vi) shall not be permitted to make an election under Section 83(b) of the Code when applicable, and (vii) shall be subject to any other agreement between the Participant and the Company regarding

Shares that may be acquired under an Award including, without limitation, an agreement restricting the transferability of Shares by Participant. An Award Agreement shall include such terms and conditions as are determined by the Committee, in its discretion, to be appropriate with respect to any individual Participant. The Award Agreement shall be signed by the Participant to whom the Award is made and by an authorized officer of the Company.

5.3 Award Grant Restrictions

Any person who is not an Employee on the effective date of the grant of an Award to such person may be granted only a Nonstatutory Stock Option, Restricted Stock or Other Stock-Based Award. An Incentive Stock Award granted to an Employee of the Company, or its parent or Subsidiary as defined in Code Section 424(f), or to a prospective Employee of the Company, or its parent or its Subsidiary as defined in Code Section 424(f) upon the condition that such person become an Employee shall be deemed granted effective on the date such person commences service as an Employee with the Company, with an exercise price determined as of such date in accordance with Section 6.1.

5.4 Fair Market Value Limitation

To the extent that Options designated as Incentive Stock Options (granted under all stock option plans of the Company or parent or Subsidiary as defined in Code Section 422, including the Plan) become exercisable by an Participant for the first time during any calendar year for stock having an aggregate Fair Market Value greater than One Hundred Thousand Dollars ($100,000), the portion of such options which exceeds such amount shall be treated as Nonstatutory Stock Options. For purposes of this Section 5.4, options designated as Incentive Stock Options shall be taken into account in the order in which they were granted, and the Fair Market Value of stock shall be determined as of the time the option with respect to such stock is granted. If the Code is amended to provide for a different limitation from that set forth in this Section 5.4, such different limitation shall be deemed incorporated herein effective as of the date and with respect to such Options as required or permitted by such amendment to the Code. If an Option is treated as an Incentive Stock Option in part and as a Nonstatutory Stock Option in part by reason of the limitation set forth in this Section 5.4, the Company at the request of the Participant may designate which portion of such Option the Participant is exercising. In the absence of such designation, the Participant shall be deemed to have exercised the Incentive Stock Option portion of the Option first. Separate certificates representing each such portion shall be issued upon the exercise of the Option.

5.5 Repurchase Rights

Shares under the Plan may be subject to a right of first refusal, one or more repurchase options, or other conditions and restrictions pursuant to a contract entered into by the Company and its stockholders or otherwise as determined by the Committee, in its discretion, at the time the Option is granted. The Company shall have the right to assign at any time any repurchase right it may have, whether or not such right is then exercisable, to one or more persons as may be selected by the Company. Upon request by the Company, each Optionee shall execute any agreement evidencing such transfer restrictions prior to the receipt of shares of Stock hereunder and shall promptly present to the Company any and all certificates representing shares of Stock acquired hereunder for the placement on such certificates of appropriate legends evidencing any such transfer restrictions.

SECTION 6

TERMS AND CONDITIONS OF OPTIONS

Options shall be evidenced by Award Agreements specifying the number of shares of Stock covered thereby, in such form as the Committee shall from time to time establish. No Option or purported Option shall be a valid and binding obligation of the Company unless evidenced by a fully executed Award Agreement. Award Agreements may incorporate all or any of the terms of the Plan by reference and shall comply with and be subject to the following terms and conditions:

6.1 Exercise Price

The exercise price for each Option shall be established in the discretion of the Committee; provided, however, that (a) the exercise price per share for an Option shall be not less than the Fair Market Value of a share of Stock on the effective date of grant of the Option and (b) no Incentive Stock Option granted to a Ten Percent Owner Participant shall have an exercise price per share less than one hundred ten percent (110%) of the Fair Market Value of a share of Stock on the effective date of grant of the Option. Notwithstanding the foregoing, an Option (whether an Incentive Stock Option or a Nonstatutory Stock Option) may be granted with an exercise price lower than the minimum exercise price set forth above if such Option is granted pursuant to an assumption or substitution for another option in a manner qualifying under the provisions of Sections 424 and 409A of the Code.

6.2 Exercisability and Term of Options

Options shall be exercisable at such time or times, or upon such event or events, and subject to such terms, conditions, performance criteria and restrictions as shall be determined by the Committee and set forth in the Award Agreement evidencing such Option; provided, however, that (a) no Option shall be exercisable after the expiration of ten (10) years after the effective date of grant of such Option, (b) no Incentive Stock Option granted to a Ten Percent Owner Participant shall be exercisable after the expiration of five (5) years after the effective date of grant of such Option, and (c) no Option granted to a prospective Employee, prospective Consultant or prospective Director may become exercisable prior to the date on which such person commences service with the Company. Subject to the foregoing, unless otherwise specified by the Committee in the grant of an Option, any Option granted hereunder shall terminate ten (10) years after the effective date of grant of the Option, unless earlier terminated in accordance with its provisions.

6.3 Payment of Exercise Price.

(a) Forms of Consideration Authorized. Except as otherwise provided below, payment of the exercise price for the number of shares of Stock being purchased pursuant to any Option shall be made (i) in cash, by check or cash equivalent; (ii) by tender to the Company, or attestation to the ownership, of shares of Stock owned by the Participant having a

Fair Market Value not less than the exercise price; (iii) subject to the Company’s rights set forth in Section 6.3(b)(ii) below, by causing the Company to withhold from the shares of Stock issuable upon the exercise of the Option the number of whole shares of Stock having a Fair Market Value, as determined by the Company, not less than the exercise price (a “Cashless Exercise”); (iv) provided that the Participant is an Employee (unless otherwise not prohibited by law, including, without limitation, any regulation promulgated by the Board of Governors of the Federal Reserve System) and in the Company’s sole discretion at the time the Option is exercised, by delivery of the Participant’s promissory note in a form approved by the Company for the aggregate exercise price, provided that, if the Company is incorporated in the State of Delaware, the Participant shall pay in cash that portion of the aggregate exercise price not less than the par value of the shares being acquired; (v) by such other consideration as may be approved by the Committee from time to time to the extent permitted by applicable law; or (vi) by any combination thereof. The Committee may at any time or from time to time grant Options which do not permit all of the foregoing forms of consideration to be used in payment of the exercise price or which otherwise restrict one or more forms of consideration.

(b) Limitations on Forms of Consideration.

(i) Tender of Stock. Notwithstanding the foregoing, an Option may not be exercised by tender to the Company, or attestation to the ownership, of shares of Stock to the extent such tender or attestation would constitute a violation of the provisions of any law, regulation or agreement restricting the redemption of the Company’s stock. Unless otherwise provided by the Committee, an Option may not be exercised by tender to the Company, or attestation to the ownership, of shares of Stock unless such shares either have been owned by the Participant for more than six (6) months (and not used for another Option exercise by attestation during such period) or were not acquired, directly or indirectly, from the Company.

(ii) Cashless Exercise. The Company reserves, at any and all times, the right, in the Company’s sole and absolute discretion, to establish, decline to approve or terminate any program or procedures for the exercise of Options by means of a Cashless Exercise in order to comply with applicable law.

(iii) Payment by Promissory Note. No promissory note shall be permitted if the exercise of an Option using a promissory note would be a violation of any law, regulation or Company policy. Any permitted promissory note shall be on such terms as the Committee shall determine in its discretion. The Committee shall have the authority to permit or require the Participant to secure any promissory note used to exercise an Option with the shares of Stock acquired upon the exercise of the Option or with other collateral acceptable to the Company. Unless otherwise provided by the Committee, if the Company at any time is subject to the regulations promulgated by the Board of Governors of the Federal Reserve System or any other governmental entity affecting the extension of credit in connection with the Company’s securities, any promissory note shall comply with such applicable regulations, and the Participant shall pay the unpaid principal and accrued interest, if any, to the extent necessary to comply with such applicable regulations.

6.4 Effect of Termination of Service.

(a) Option Exercisability. Subject to earlier termination of the Option as otherwise provided herein and unless otherwise provided by the Committee in the grant of an Option and set forth in the Award Agreement, an Option shall be exercisable after a Participant’s termination of Service only during the applicable time period determined in accordance with this Section 6.4 and thereafter shall terminate:

(i) Disability or Death. If the Participant’s Service terminates because of the Disability or death of the Participant, the vested portion of an Option may be exercised by the Participant or the applicable of his guardian or legal representative or estate for a period of thirty (30) days after the date on which the Participant’s Service terminated, but in any event no later than the date of expiration of the Option’s term, which in no event shall exceed ten (10) years from the date of grant, as set forth in the Award Agreement evidencing such Option (the “Option Expiration Date”).

(ii) Change in Control. Upon a Change in Control after an Initial Public Offering, then (1) the vested portion of the Option, to the extent unexercised and exercisable on the date on which the Participant’s Service terminated, may be exercised by the Participant (or the Participant’s guardian or legal representative) at any time prior to the expiration of three (3) months after the date on which the Participant’s Service terminated without Cause, but in any event no later than the Option Expiration Date, and (2) the exercisability and vesting of the Option and any shares acquired upon the exercise thereof shall be accelerated effective as of the date on which the Participant’s Service terminated to such extent, if any, as shall have been determined by the Committee, in its discretion, and set forth in the Award Agreement evidencing such Option.

(iii) Termination for Cause. Notwithstanding any other provision of the Plan to the contrary, if the Participant’s Service with the Company is terminated for Cause, as defined by the Participant’s Award Agreement or contract of employment or service (or, if not defined in any of the foregoing, as defined in the Plan), the Option, whether or not vested, shall terminate and cease to be exercisable immediately upon such termination of Service.

(iv) Other Termination of Service. If the Participant’s Service with the Company terminates for any reason, except Disability, death, Termination After Change in Control, or Cause, the Option, to the extent unexercised and exercisable by the Participant on the date on which the Participant’s Service terminated, may be exercised by the Participant at any time prior to the expiration of three months (or such longer period of time as determined by the Committee, in its discretion) after the date on which the Participant’s Service terminated, but in any event no later than the Option Expiration Date.

(b) Extension if Exercise Prevented by Law. Notwithstanding the foregoing, other than termination for Cause, if the exercise of an Option within the applicable time periods set forth in Section 6.4(a) is prevented by the provisions of Section 11 below, the Option shall remain exercisable until thirty (30) days (or such longer period of time as determined by the Committee, in its discretion) after the date the Participant is notified by the Company that the Option is exercisable, but in any event no later than the Option Expiration Date.

(c) Extension if Participant Subject to Section 16(b). Notwithstanding the foregoing, other than termination for Cause, if a sale within the applicable time periods set forth in Section 6.4(a) of shares acquired upon the exercise of the Option would subject the Participant to suit under Section 16(b) of the Exchange Act, the Option (if exercisable) shall remain exercisable until the earliest to occur of (i) the tenth (10th) day following the date on which a sale of such shares by the Participant would no longer be subject to such suit, (ii) three (3) months after the Participant’s termination of Service, or (iii) the Option Expiration Date.

SECTION 7

RESTRICTED STOCK

7.1 Award of Restricted Stock

(a) Grant. In consideration of the performance of employment or Service by any Participant who is an Employee, Consultant or Director, Stock may be awarded under the Plan by the Committee as Restricted Stock with such restrictions during the Restriction Period as the Committee may designate in its discretion, any of which restrictions may differ with respect to each particular Participant. Restricted Stock shall be awarded for no additional consideration or such additional consideration as the Committee may determine, which consideration may be equal to or more than the Fair Market Value of the shares of Restricted Stock on the grant date. The terms and conditions of each grant of Restricted Stock shall be evidenced by an Award Agreement.

(b) Immediate Transfer Without Immediate Delivery of Restricted Stock. Unless otherwise specified in the Participant’s Award Agreement, each Restricted Stock Award shall constitute an immediate transfer of the record and beneficial ownership of the shares of Restricted Stock to the Participant in consideration of the performance of services as an Employee, Consultant or Director, as applicable, entitling such Participant to all voting and other ownership rights in such shares of Stock.

As specified in the Award Agreement, a Restricted Stock Award may limit the Participant’s dividend and voting rights during the Restriction Period in which the shares of Restricted Stock are subject to a “substantial risk of forfeiture” (within the meaning given to such term under Code Section 83) and restrictions on transfer. In the Award Agreement, the Committee may apply any restrictions to the dividends that the Committee deems appropriate. In the event that any dividend constitutes a derivative security or an equity security pursuant to the rules under Section 16 of the Exchange Act, if applicable, such dividend shall be subject to a vesting period equal to the remaining vesting period of the shares of Restricted Stock with respect to which the dividend is paid.

Shares awarded pursuant to a grant of Restricted Stock may be issued in the name of the Participant and held, together with a stock power endorsed in blank, by the Committee or Company (or their delegates) or in trust or in escrow pursuant to an agreement satisfactory to the Committee, as determined by the Committee, until such time as the restrictions on transfer have expired. All such terms and conditions shall be set forth in the particular Participant’s Award

Agreement. The Company or Committee (or their delegates) shall issue to the Participant a receipt evidencing the certificates held by it which are registered in the name of the Participant.

7.2 Restrictions

(a) Forfeiture of Restricted Stock. Restricted Stock awarded to a Participant may be subject to the following restrictions until the expiration of the Restriction Period: (i) a restriction that constitutes a “substantial risk of forfeiture” (as defined in Code Section 83), or a restriction on transferability; (ii) unless otherwise specified by the Committee in the Award Agreement, the Restricted Stock that is subject to restrictions which are not satisfied shall be forfeited and all rights of the Participant to such Shares shall terminate; and (iii) any other restrictions that the Committee determines in advance are appropriate, including, without limitation, rights of repurchase or first refusal in the Company or provisions subjecting the Restricted Stock to a continuing substantial risk of forfeiture in the hands of any transferee. Any such restrictions shall be set forth in the particular Participant’s Award Agreement.

(b) Issuance of Certificates. Reasonably promptly after the date of grant with respect to shares of Restricted Stock, the Company shall cause to be issued a Stock certificate, registered in the name of the Participant to whom such shares of Restricted Stock were granted, evidencing such shares; provided, however, that the Company shall not cause to be issued such a Stock certificate unless it has received a Stock power duly endorsed in blank with respect to such shares of Restricted Stock. Each such stock certificate shall bear the following legend or any other legend approved by the Company:

The transferability of this certificate and the shares of stock represented hereby are subject to the restrictions, terms and conditions (including forfeiture and restrictions against transfer) contained in the Livongo Health, Inc. 2008 Stock Incentive Plan and an Award Agreement entered into between the registered owner of such shares and Livongo Health, Inc. A copy of the Plan and Award Agreement are on file in the corporate offices of Livongo Health, Inc.

Such legend shall not be removed from the certificate evidencing such shares of Restricted Stock until such shares vest pursuant to the terms of the Award Agreement.

(c) Removal of Restrictions. The Committee, in its discretion, shall have the authority to remove any or all of the restrictions on the Restricted Stock if it determines that, by reason of a change in applicable law or another change in circumstance arising after the grant date of the Restricted Stock, such action is appropriate.

7.3 Delivery of Shares of Common Stock

Subject to withholding taxes under Section 8 and to the terms of the Award Agreement, a Stock certificate evidencing the shares of Restricted Stock with respect to which the restrictions in the Award Agreement have been satisfied shall be delivered to the Participant or other appropriate recipient free of restrictions. Such delivery shall be effected for all purposes when the Company shall have deposited such certificate in the United States mail, addressed to the Participant or other appropriate recipient.

SECTION 8

OTHER STOCK-BASED AWARDS

8.1 Grant of Other Stock-Based Awards

Other Stock-Based Awards may be awarded by the Committee to selected Participants that are denominated or payable in, valued in whole or in part by reference to, or otherwise related to, shares of Stock, as deemed by the Committee to be consistent with the purposes of the Plan and the goals of the Company. Types of Other Stock-Based Awards include, without limitation, purchase rights, phantom stock, Stock appreciation rights, restricted units, shares of Stock awarded which are not subject to any restrictions or conditions, convertible or exchangeable debentures, other rights convertible into shares of Stock, Awards valued by reference to the value of securities of, or the performance of, the Company or a specified Subsidiary, division or department, and settlement in cancellation of rights of any person with a vested interest in any other plan, fund, program or arrangement that is or was sponsored, maintained or participated in by the Company or any Subsidiary. Other Stock-Based Awards may be awarded either alone or in addition to or in tandem with any other Awards.

8.2 Other Stock-Based Award Terms

(a) Written Agreement. The terms and conditions of each grant of an Other Stock-Based Award shall be evidenced by an Award Agreement.

(b) Purchase Price. Except to the extent that an Other Stock-Based Award is granted in substitution for an outstanding Award or is delivered upon exercise of an Option, the amount of consideration required to be received by the Company shall be either (i) no consideration other than services actually rendered (in the case of authorized and unissued shares) or to be rendered, or (ii) in the case of an Other Stock-Based Award in the nature of a purchase right, consideration (other than services rendered or to be rendered) at least equal to fifty percent (50%) of the Fair Market Value of the Shares covered by such grant on the date of grant (or such percentage higher than 50% that is required by any applicable tax or securities law). To the extent that a stock appreciation right is intended to be exempt from Code Section 409A, the exercise price per share of Stock shall not be less than one hundred percent (100%) of Fair Market Value of a share of Stock on the date of the grant of the Stock appreciation right and shall otherwise comply with Code Section 409A.

(c) Performance Criteria and Other Terms. In its discretion, the Committee may specify such criteria, periods or goals for vesting in Other Stock-Based Awards and payment thereof to the Participant as it shall determine; and the extent to which such criteria, periods or goals have been met shall be determined by the Committee. All terms and conditions of Other Stock-Based Awards shall be determined by the Committee and set forth in the Award Agreement.

(d) Payment. Other Stock-Based Awards may be paid in shares of Stock, cash or other consideration or a combination thereof related to such shares, in a single payment or in installments on such dates as determined by the Committee, all as specified in the Award Agreement.

(e) Dividends. The Participant of an Other Stock-Based Award shall not be entitled to receive, currently or on a deferred basis, dividends or dividend equivalents with respect to the number of Shares covered by the Other Stock-Based Award, unless (and to the extent) otherwise as determined by the Committee and set forth in a separate Award Agreement. The Committee may also provide in such Incentive Agreement that the amounts of any dividends or dividend equivalent shall be deemed to have been reinvested in additional Shares of Common Stock.

SECTION 9

WITHHOLDING TAXES

9.1 Tax Withholding

All Awards are subject to and, the Company shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy federal, state, and local taxes, domestic or foreign, required by law or regulation to be withheld with respect to any taxable event arising as a result of the Plan or an Award hereunder and all Awards are subject to the Company’s right hereunder.

9.2 Withholding Methods

With respect to tax withholding required upon the exercise of Options, upon the lapse of restrictions on Restricted Stock, or upon any other taxable event arising as a result of any Awards, Participants may elect, subject to the approval of the Committee in its discretion, to satisfy the withholding requirement, in whole or in part, by (i) paying cash, check, or other cash equivalents, (ii) electing to have the Company withhold shares of stock having a fair market value equal to the statutory amount required to be withheld, (or such greater amount as the Committee may determine), (iii) delivering to the Company already-owned shares of Stock having a fair market value equal to the statutory amount required to be withheld (or such greater amount as the Committee may determine), provided the delivery of such shares of Stock will not result in any adverse accounting consequences, as the Committee determines in its sole discretion, (iv) selling a sufficient number of shares of Stock otherwise deliverable to the Participant through such means as the Committee may determine in its sole discretion (whether through a broker or otherwise) equal to the amount required to be withheld, or (v) any combination of the foregoing methods of payment. All such elections shall be made in writing, signed by the Participant, and shall be subject to any restrictions or limitations that the Committee, in its discretion, deems appropriate. Any fraction of a share of Stock required to satisfy such obligation shall be disregarded and the amount due shall instead be paid in cash by the Participant. The amount of the withholding requirement will be deemed to include any amount which the Committee agrees may be withheld at the time the election is made, not to exceed the amount determined by using the maximum federal, state or local marginal income tax rates applicable to the Participant with respect to the Award on the date that the amount of tax to be withheld is to be determined or such greater amount as the Committee may determine if such amount would not have adverse accounting consequences, as the Committee determines in its sole discretion. The fair market value of the shares of Stock to be withheld or delivered will be determined as of the date that the taxes are required to be withheld.

9.3 Incentive Stock Options

With respect to shares of Stock received by a Participant pursuant to the exercise of an Incentive Stock Option, if such Participant disposes of any such shares within (i) two (2) years from the date of grant of such Option or (ii) one (1) year after the transfer of such shares to the Participant, the Company shall have the right to withhold from any salary, wages or other compensation payable by the Company to the Participant an amount sufficient to satisfy federal, state and local tax withholding requirements attributable to such disqualifying disposition.

SECTION 10

PROVISION OF INFORMATION

Each Participant shall be given access to information concerning the Company equivalent to that information generally made available to the Company’s common stockholders.

SECTION 11

COMPLIANCE WITH SECURITIES LAW

AND OTHER APPLICABLE LAWS

The Plan, Award Agreements, the grant of Awards and the issuance of shares of Stock shall be subject to compliance with all applicable requirements of federal, state and foreign law with respect to securities and all other applicable laws, regulations and requirements of any stock exchange or market system upon which the stock is listed or traded. Options may not be exercised and Stock may not be issued if the issuance of shares of Stock would constitute a violation of any applicable federal, state or foreign securities laws or other law or regulations or the requirements of any stock exchange or market system upon which the Stock may then be listed. In addition, no Option may be exercised and no shares of Stock may be issued unless (a) a registration statement under the Securities Act shall at the time be in effect with respect to the shares issuable or (b) in the opinion of legal counsel to the Company, the shares issuable may be issued in accordance with the terms of an applicable exemption from the registration requirements of the Securities Act. If the shares of Stock issuable pursuant to an Award are not registered under the Securities Act of 1933, the Company may imprint on the certificate for such shares the following legend or any other legend which counsel for the Company considers necessary or advisable to comply with the Securities Act of 1933:

THE SHARES OF STOCK REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR UNDER THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD OR TRANSFERRED EXCEPT UPON SUCH REGISTRATION OR UPON RECEIPT BY THE COMPANY OF AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY, IN FORM AND

SUBSTANCE SATISFACTORY TO THE COMPANY, THAT REGISTRATION IS NOT REQUIRED FOR SUCH SALE OR TRANSFER.

The inability of the Company to obtain from any regulatory body having jurisdiction the authority, if any, deemed by the Company’s legal counsel to be necessary to the lawful issuance and sale of any shares hereunder shall relieve the Company of any liability in respect of the failure to issue or sell such shares as to which such requisite authority shall not have been obtained. As a condition to the exercise of any Option or the issuance of shares of Stock, the Company may require the Participant to satisfy any qualifications that may be necessary or appropriate, to evidence compliance with any applicable law or regulation and to make any representation or warranty with respect thereto as may be requested by the Company.

SECTION 12

NONTRANSFERABILITY OF AWARDS

During the lifetime of the Participant, an Award shall be exercisable only by the Participant or the Participant’s guardian or legal representative. An Award may be assignable or transferable by the Participant only by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order as defined in Section 414(p) of the Code, and only if it is so specified in the Award Agreement. Notwithstanding the foregoing, to the extent permitted by the Committee in the Award Agreement, and in accordance with applicable law, in its discretion, and set forth in the Award Agreement evidencing such Option, a Nonstatutory Stock Option shall be assignable or transferable subject to the applicable limitations, if any, described in Rule 701 under the Securities Act, and the General Instructions to Form S-8 Registration Statement under the Securities Act.

SECTION 13

NONCOMPETITIVE ACTIONS

Unless expressly provided otherwise in the Award Agreement, (i) the Participant’s service with the Company terminates for any reason and (ii) within one year after such termination, the Participant breaches any of the terms and conditions of, or fails to perform its obligations under, a noncompetition agreement without written consent of the Company, the Participant’s right to exercise an Option will terminate and all rights hereunder will cease; provided that in the event the Participant has sold or otherwise disposed of the shares of Stock received upon the exercise of the Option or upon vesting of Restricted Stock, the Company has the right to be paid, and the Participant must pay to the Company, an amount equal to the proceeds received by the Participant upon such disposition; provided, further that in the event the Participant has exercised the Option or become vested in Restricted Stock but has not sold or otherwise disposed of the shares of Stock received, the Participant shall forfeit all such shares of Stock and return such shares to the Company.

SECTION 14

TERMINATION OR AMENDMENT OF PLAN

The Committee may terminate or amend the Plan at any time. However, subject to changes in applicable law, regulations or rules that would permit otherwise, without the approval of the Company’s stockholders, there shall be (a) no increase in the maximum aggregate number of shares of Stock that may be issued under the Plan (except by operation of the provisions of Section 4.2), (b) no change in the class of persons eligible to receive Incentive Stock Options, and (c) no other amendment of the Plan that would require approval of the Company’s stockholders under any applicable law, regulation or rule. No termination or amendment of the Plan shall affect any then outstanding Award unless expressly provided by the Committee. In any event, no termination or amendment of the Plan may adversely affect any then outstanding Award without the consent of the Participant, unless such termination or amendment is required to enable an Award designated as an Incentive Stock Option to qualify as an Incentive Stock Option or is necessary to comply with any applicable law, regulation or rule.

SECTION 15

STOCKHOLDER APPROVAL

The Plan is adopted by the Board as of the Effective Date and shall be approved by the stockholders of the Company on or within twelve (12) months of the date of adoption thereof by the Board. Any increase in the maximum number of shares of Stock that may be issued as provided in Section 4.1 (“Authorized Shares”) and any amendment to the requirements as to the class of Employees eligible to purchase Stock under the Plan or to extend the term of the Plan or any other amendment requiring stockholder approval under applicable law shall be subject to stockholder approval within the time period required by applicable law. Options granted prior to shareholder approval of the Plan or in excess of the Authorized Shares previously approved by the stockholders shall become exercisable no earlier than the date of shareholder approval of the Plan or such increase in the Authorized Shares, as the case may be.

SECTION 16

NO GUARANTEE OF TAX CONSEQUENCES

Neither the Company, the Board nor the Committee makes any commitment or guarantee that any federal, state or local tax treatment will apply or be available to any person participating or eligible to participate hereunder.

SECTION 17

SEVERABILITY

In the event that any provision of this Plan shall be held illegal, invalid or unenforceable for any reason, such provision shall be fully severable, but shall not affect the remaining provisions of the Plan, and the Plan shall be construed and enforced as if the illegal, invalid, or unenforceable provision was not included herein.

SECTION 18

GOVERNING LAW

The Plan shall be interpreted, construed and constructed in accordance with the laws of the State of Delaware without regard to its conflicts of law provisions, except as may be superseded by applicable laws of the United States.

SECTION 19

SUCCESSORS

All obligations of the Company under the Plan with respect to Incentive Awards granted hereunder shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

SECTION 20

RIGHTS AS A SHAREHOLDER

The holder of an Award shall have no rights as a shareholder with respect to any shares covered by the Award until the date of issue of a stock certificate to him or her for such shares. Except as otherwise expressly provided in the Plan, no adjustment shall be made for dividends or other rights for which the record date is prior to the date such stock certificate is issued.

SECTION 21

NO SPECIAL EMPLOYMENT OR SERVICE RIGHTS

Nothing contained in the Plan or Award Agreement shall confer upon any Participant receiving a grant of any Award any right with respect to the continuation of his or her Service with the Company (or any Affiliate) or interfere in any way with the right of the Company (or Affiliate), subject to the terms of any separate employment agreement to the contrary, at any time to terminate such Service or to increase or decrease the compensation of the Participant from the rate in existence at the time of the grant of any Award.

IN WITNESS WHEREOF, the undersigned Secretary of the Company certifies that the foregoing sets forth the Livongo Health, Inc. Amended and Restated 2008 Stock Incentive Plan as duly adopted by the Board.

Date:

NONQUALIFIED STOCK OPTION AGREEMENT

This NONQUALIFIED STOCK OPTION AGREEMENT (this “Agreement”) is made as of this      day of         , 201     by and between EOSHEALTH, INC., a Delaware corporation (the “Company”), and                      (“Optionee”) pursuant to and in accordance with the EosHealth, Inc. 2014 Stock Incentive Plan (the “Plan”), as amended and restated effective             , 2014, heretofore adopted by the Company. All capitalized terms used herein and not otherwise defined shall have the meanings given them in the Plan. Optionee acknowledges receipt of a copy of the Plan.

WHEREAS, Optionee has provided and shall provide services to the Company; and

WHEREAS, the Company considers it desirable and in its best interests that Optionee be given added incentive to advance the interests of the Company by possessing an option to purchase shares of common stock, $0.001 par value, of the Company (the “Stock”).

1. Grant of Option

Pursuant and subject to all of the provisions of the Plan and this Agreement, the Company hereby grants to Optionee, as of the          date of 201   (the “Grant Date”), the right, privilege, and option to purchase the number of shares of its Stock at the purchase price per share set forth below:

Number of shares:

Price Per share:	$

The options granted hereunder are not intended to be incentive stock options under Section 422 of the Internal Revenue Code of 1986, as amended.

2. Duration of Option; Vesting and Exercisability

This option shall be for a term of [ten (10) years] commencing as of the date hereof (the “Option Period”), subject to earlier termination according to the provisions of this

Agreement and the Plan.

This option shall vest and be exercisable as to all or a portion of the number of shares set forth in Section 1 above on the date and in the percentage indicated below, provided that Optionee is continuously providing Service to the Company through such date:

[insert vesting schedule]

3. Method of Exercise and Payment

(a) All or any part of the shares of Stock with respect to which the right to exercise has vested may be purchased at the time of such vesting or at any time or times thereafter during the Option Period.

(b) This option may be exercised by written notice directed to the Secretary of the Company or such other person designated by the Company, at the Company’s principal place of business, accompanied by cash or certified or cashier’s check in an amount equal to the sum of the option price and any withholding tax obligation arising in connection with such exercise, or in such other form of payment or combination of forms of payment as the Committee, in its sole discretion, may permit. The notice shall state (A) the election to exercise the option, (B) the total number of full shares in respect to which it is being exercised, and (C) shall be signed by the person or persons exercising the option. Prior to the issuance of Stock upon any exercise of the option, Optionee must pay or make adequate provision for any applicable federal, state, or local income, Social Security, and Medicare taxes required to be withheld as a result of the exercise. Upon such receipt of the option price, the Company shall promptly deliver such Stock, provided that if any law or regulation requires the Company to take any action with respect to such Stock before issuance thereof, then the date of delivery of such Stock shall be deferred for the period necessary to take such action. The option shall be exercisable in whole shares of Stock only.

(c) This option may not be exercised if the issuance of such shares upon such exercise or the method of payment of consideration for such Shares would constitute a violation of any applicable federal or state securities or other law or regulation, including any laws or regulations or Company policies respecting blackout periods, or any rules or regulations of any stock exchange on which the Stock may be listed. As a condition to the exercise of this option, the Company may require Optionee to make any representation and warranty to the Company as may be required by any applicable law or regulation.

(d) As soon as practicable after receipt of a written notification of exercise and full payment, the Company shall deliver to or on behalf of the Optionee, in the name of the Optionee or other appropriate recipient, share certificates for the number of shares purchased under this option. Such delivery shall be effected for all purposes when a stock transfer agent of the Company shall have deposited such certificates in the United States mail, addressed to the Optionee or other appropriate recipient.

4. Termination of Option

This option, to the extent not theretofore exercised, shall terminate upon the earlier to occur of (a) the expiration of the Option Period, or (b) the time specified in Section 5 hereof upon the occurrence of any of the events described therein.

5. Termination of Service

Termination of the Optionee’s Service shall affect Optionee’s rights under the Option as follows:

(a) Termination for Cause. The vested and non-vested portions of the option shall immediately terminate and cease to be exercisable if Optionee’s Service is terminated by the Company for Cause.

(b) Other Termination. If Optionee’s Service is terminated for any reason other than Cause, then (i) the non-vested portion of the option shall immediately expire on the date of termination of Service, and (ii) the vested portion of the option shall expire to the extent not exercised within thirty (30) days after the date of such termination of Service.

6. Adjustment

This option shall be subject to adjustment pursuant to Section 3 of the Plan.

7. Compliance with Certain Laws and Regulations

(a) If the Committee shall determine, in its discretion, that the listing, registration or qualification of the Shares subject to the option upon any securities exchange or under any law or regulation, or that the consent or approval of any governmental regulatory body is necessary or desirable in connection with the granting of the option or the acquisition of Shares thereunder, the Optionee shall supply the Committee with such certificates, representations and information as the Committee may request and shall otherwise cooperate with the Committee in obtaining any such listing, registration, qualification, consent or approval.

(b) The Company shall not be obligated to sell or issue any shares of Stock or other securities pursuant to the exercise of this Option unless the shares of Stock or other securities with respect to which this Option is being exercised are at that time effectively registered or exempt from registration under the Securities Act and applicable state securities laws.

8. Representations of the Optionee

By execution of this Agreement, the Optionee represents and warrants to the Company as follows:

(a) The Optionee is acquiring the Company’s Stock solely for the Optionee’s own account for investment purposes and not with a view to or interest in participating, directly or indirectly, in the resale or distribution of all or any part thereof.

(b) The Optionee acknowledges that the option and the Stock acquired by the Optionee are to be issued and sold to the Optionee without registration and in reliance upon certain exemptions under the Securities Act and in reliance upon certain exemptions from registration requirements under any other applicable securities laws.

(c) The Optionee will make no transfer or assignment of any of the Stock acquired pursuant to this option except in compliance with the Securities Act and any other applicable securities laws.

(d) The Optionee is aware that no federal or state agency has made any recommendation or endorsement of the Stock or any finding or determination as to the fairness of an investment in such Stock.

(e) The Optionee acknowledges that no public or secondary market exists or may ever exist for the Stock and, accordingly, Optionee may not be able to readily liquidate Optionee’s investment in the Stock.

(f) The Optionee hereby acknowledges that the Company has made available to Optionee the opportunity to ask questions, to receive answers, and to obtain information necessary to evaluate the merits and risks of this investment.

(g) The Optionee hereby acknowledges that the option and underlying Stock are a speculative investment. Optionee represents that he or she can bear the economic risks of such an investment for an indefinite period of time.

(h) The Optionee hereby acknowledges that the Stock certificate or certificates evidencing shares of Stock or other securities issued pursuant to any exercise of this option will bear legends in such form as may be prescribed from time to time by applicable laws or as the Company may be advised by legal counsel and setting forth the restrictions on their transferability as described in this Agreement, and under any applicable agreements between Optionee and the Company or any of its stockholders.

9. Rights Prior to Exercise of Option

Optionee shall not have, by virtue of this option, any rights as a stockholder of the Company prior to the actual acquisition of the shares of Stock of the Company through the exercise of this option.

10. Assent to Certain Agreements.

(a) By exercising this option Optionee agrees that, as a condition of exercise and upon request by the Company, Optionee will enter into (i) that certain Right of First Refusal and Co-Sale Agreement, dated as of         , 201    , by and among the Company and certain stockholders of the Company parties thereto, as the same may be amended, restated or otherwise modified from time to time, (the “Co-Sale Agreement”) as a “Key Holder” thereunder and (ii) that certain Voting Agreement, dated as of             , 201    , by and among the Company and certain stockholders of the Company parties thereto, as the same may be amended, restated or otherwise modified from time to time (the “Voting Agreement”), as a “Key Holder” and “Stockholder” thereunder.

11. Company’s Right of First Refusal; Company’s Repurchase Rights.

(a) Company’s Right of First Refusal. Before any shares of Stock purchased by the Optionee pursuant to this Agreement (the “Shares”) may be sold, pledged, assigned, hypothecated, transferred, or otherwise disposed of (each, a “Transfer”), the Company or its assignee(s) shall have a right of first refusal to purchase the shares of Stock proposed to be Transferred on the terms and conditions set forth in this Section 11(a) (the “Right of First Refusal”).

(i) In the event the Optionee desires to Transfer any Shares, the Optionee shall deliver to the Company a written notice (the “Notice”) stating: (w) the Holder’s bona fide intention to sell or otherwise Transfer such Shares; (x) the name of each proposed purchaser or other transferee (“Proposed Transferee”); (y) the number of Shares to be Transferred to each Proposed Transferee and (z) the bona fide cash price for which the Holder proposes to Transfer the Shares (the “Offered Price”), and the Holder shall offer such Shares at the Offered Price to the Company or its assignee(s).

(ii) Within thirty (30) days after receipt of the Notice, the Company and/or its assignee(s) may elect in writing to purchase all, but not less than all, of the Shares proposed to be Transferred to any one or more of the Proposed Transferees. The purchase price (“Purchase Price”) for the Shares repurchased under this Section 11(a) shall be the Offered Price.

(iii) Payment of the Purchase Price shall be made, at the option of the Company or its assignee(s), in cash (by check), by cancellation of all or a portion of any outstanding indebtedness of the Holder to the Company (or, in the case of repurchase by an assignee, to the assignee), or by any combination thereof within thirty (30) days after receipt of the Notice or in the manner and at the times mutually agreed to by the Company and the Holder.

(iv) If all of the Shares proposed in the Notice to be Transferred are not purchased by the Company and/or its assignee(s) as provided in this Section 11(a), then the Holder may sell or otherwise Transfer such unpurchased Shares to that Proposed Transferee at the Offered Price or at a higher price, provided that such sale or other Transfer is consummated within one hundred twenty (120) days after the date of the Notice and provided further that any such sale or other Transfer is effected in accordance with any applicable securities laws and the Proposed Transferee agrees in writing that the provisions of this Section shall continue to apply to the Shares in the hands of such Proposed Transferee. If the Shares described in the Notice are not Transferred to the Proposed Transferee within such 120-day period, a new Notice shall be given to the Company, and the Company and/or its assignees shall again be offered the Right of First Refusal as provided herein before any Shares held by the Holder may be sold or otherwise Transferred.

(v) Anything to the contrary contained in this Section 11(a) notwithstanding, the Transfer of any or all of the Shares upon the Optionee’s death by will or intestacy shall be exempt from the Right of First Refusal.

(vi) The Right of First Refusal shall terminate as to all Shares upon a sale of Common Stock of the Company to the general public pursuant to a registration statement filed with and declared effective by the Securities and Exchange Commission under the Securities Act of 1933, as amended.

(vii) Any transfer or sale of the Shares is subject to restrictions on transfer imposed by any applicable state and federal securities laws. Any Transfer or attempted Transfer of any of the Shares not in accordance with the terms of this Agreement shall be void and the Company may enforce the terms of this Agreement by stop transfer instructions or similar actions by the Company and its agents or designees.

(b) Company’s Repurchase Right. Upon the termination of Service of Optionee, at the discretion of the Committee, all or a portion of the Stock held by Participant in connection with the exercise of this Option shall be subject to repurchase by the Company upon written notice to Optionee (or his or her representative or permitted transferee, as the case may be) of the Company’s election to repurchase such Stock within 120 days from the date of termination of Service. Upon such repurchase by the Company, the price per share paid to Optionee will be the Fair Market Value as of the date of repurchase, as determined by the Committee in good faith.

12. Lock-Up Agreement

Optionee hereby agrees that he or she will not, without the prior written consent of the managing underwriter, during the period commencing on the date of the final prospectus relating to the Company’s initial public offering (the “IPO”) and ending on the date specified by the Company and the managing underwriter (such period not to exceed one hundred eighty (l80) days), or such other period as may be requested by the Company or an underwriter to accommodate regulatory restrictions on (1) the publication or other distribution of research reports; and (2) analyst recommendations and opinions, including, but not limited to, the restrictions contained in FINRA Rule 2711(f)(4) or NYSE Rule 472(f)(4), or any successor provisions or amendments thereto, (a) lend, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of capital stock held immediately prior to the effectiveness of the registration statement for the IPO; or (b) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the capital stock, whether any such transaction described in clause (a) or (b) above is to be settled by delivery of capital stock or other securities, in cash or otherwise. The underwriters in connection with the IPO are intended third-party beneficiaries of this subsection and shall have the right, power and authority to enforce the provisions hereof as though they were a party hereto. Optionee further agrees to execute such agreements as may be reasonably requested by the underwriters in the IPO that are consistent with this subsection or that are necessary to give further effect thereto.

13. No Rights of Continued Service or to Future Awards

Nothing herein shall confer upon the Optionee any right (a) to be retained in the employ of the Company or a subsidiary, or continue to serve as a director of or consultant to the Company or a subsidiary, or shall prevent the Company or subsidiary which employs or retains the Optionee from terminating such relationship at any time, with or without Cause, or removing or failing to reelect the Optionee as a director, or (b) to the receipt of a future option under the Plan.

14. Nontransferability

Neither this option nor any rights hereunder may be transferred or assigned other than by will or the laws of descent and distribution (in which case the conditions and obligations applicable to the Optionee hereunder shall be applicable to such transferee or assignee and the Company’s rights hereunder shall be exercisable with respect to such transferee or assignee). During the Optionee’s lifetime, this option may be exercised only by him or by Optionee’s legal representative. This option is not subject to execution, attachment or other process and no person shall be entitled to exercise any rights of the Optionee hereunder or possess any rights hereunder by virtue of any attempted execution, attachment or other process.

15. Interpretation

If and when questions arise from time to time as to the intent, meaning or application of the provisions hereof or of the Plan, such questions shall be decided by the Committee in its sole discretion, and any such decision shall be conclusive and binding on the Optionee. The Optionee hereby agrees that this option is granted and accepted subject to such condition and understanding.

16. Binding Effect

This Agreement shall inure to the benefit of and be binding upon the parties hereto and, to the extent provided in the Plan and herein, to their respective heirs, executors, administrators, successors, and assigns. Optionee may not assign any of his or her rights or obligations under this Agreement except to the extent and in the manner expressly permitted hereunder.

17. Counterparts

This Agreement may be executed in several counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same Agreement. One or more counterparts of this Agreement may be delivered by facsimile, with the intention that delivery by such means shall have the same effect as delivery of an original counterpart thereof.

18. Notices

Any notice provided for in this Agreement must be in writing and must be either personally delivered, delivered by overnight courier, or mailed by first class mail, to the Optionee at the address set forth on the records of the Company, to the Company at its principal place of business, or such other address or to the attention of such other person as the recipient party shall have specified by prior written notice to the sending party. Any notice under this Agreement will be deemed to have been given when received.

19. Severability

Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or any other jurisdiction, but this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

20. Complete Agreement

This Agreement and those documents expressly referred to herein embody the complete agreement and understanding among the parties and supersede and preempt any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

21. Waiver or Modification

Any waiver or modification of any of the provisions of this Agreement shall not be valid unless made in writing and signed by the parties hereto. Waiver by either party of any breach of this Agreement shall not operate as a waiver of any subsequent breach.

22. Independent Legal and Tax Advice; Section 409A of the Code

Optionee acknowledges that the Company has advised Optionee to obtain independent legal and tax advice regarding the grant and exercise of the Option and the acquisition of any shares acquired thereby. Optionee and the Company acknowledge that this option is intended to be exempt from Section 409A of the Code, with the Exercise Price intended to be at least equal to the “fair market value” per share of Stock on the Date of Grant. Since shares are not traded on an established securities market, the exercise price has been based upon the determination of Fair Market Value by the Committee in a manner consistent with the terms of the Plan. Optionee acknowledges that there is no guarantee that the Internal Revenue Service will agree with this valuation, and agrees not to make any claim against the Company, the Board, the Committee, or the Company’s officers or employees in the event that the Internal Revenue Service asserts that the valuation was too low or that the option is not otherwise exempt from Section 409A of the Code.

23. Governing Law

This Agreement shall be construed and interpreted in accordance with the laws of the State of Delaware, without regard to the principles of conflicts of law thereof.

24. Miscellaneous

In the event of any conflict between the provisions of the Plan and the terms and conditions of this Agreement, the provisions of the Plan shall govern for all purposes.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Non-Qualified Stock Option Agreement to be executed as of the day and year first above written.

OPTIONEE:	EOSHEALTH, INC.

By:
[Name of Optionee]	Name:
Its:

NOTICE OF EXERCISE

TO:	Livongo Health, Inc.

444 N. Michigan Avenue, Ste. 2880

Chicago, IL 60611

1. The undersigned hereby elects to purchase [        ] shares of Common Stock, $0.001 par value per share (the “Common Stock”), of Livongo Health, Inc., a Delaware corporation (the “Company”), pursuant to the terms of the attached Nonqualified Option Agreement, and tenders herewith payment of the purchase price in full.

2. Please issue a certificate or certificates representing the shares of Common Stock so purchased in the name of the undersigned or in such other name as is specified below:

Print Name
Address:

3. The undersigned confirms that the shares of Common Stock subject to this notice of exercise are being acquired for the account of the undersigned for investment only and not with a view to, or for resale in connection with, the distribution thereof and that the undersigned has no present intention of distributing or selling such shares.

Date:
Signature